Congress Financial Corporation
                                   (Southern)
                        200 Galleria Parkway, Suite 1500
                             Atlanta, Georgia 30359



                                                              September 13, 2001
One Price Clothing Stores, Inc.
1875 East Main Street
Duncan, South Carolina 29334

One Price Clothing of Puerto Rico, Inc.
1875 East Main Street
Duncan, South Carolina 29334



        Re:         Amendment No. 8 to Financing Agreements

Gentlemen:


         Congress Financial Corporation (Southern) ("Lender"), One Price Clothing Stores, Inc. ("One Price") and One Price Clothing of Puerto Rico, Inc. ("One Price PR"; and together with One Price, individually referred to as a "Borrower" and collectively as the "Borrowers") have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated March 25, 1996, between the Lender and Borrowers (the "Loan Agreement"), as amended by Amendment No. 1 to Financing Agreements, dated May 16, 1997, Amendment No. 2 to Financing Agreements, dated June 17, 1997, Amendment No. 3 to Financing Agreements, dated February 19, 1998, Amendment No. 4 to Financing Agreements, dated January 31, 1999, Amendment No. 5 to Financing Agreements, dated February 23, 2000, Amendment No. 6 to Financing Agreements, dated June 30, 2000 and Amendment No. 7 to Financing Agreements, dated February 9, 2001, together with various other agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein and not herein defined shall have the meanings given to them in the Financing Agreements.

        Borrower has requested that Congress agree, subject to the terms of the Financing Agreements, to establish a $4,000,000 Second Supplemental Loan term facility. Congress has agreed to Borrower's request, subject to the terms and conditions hereof. Accordingly, subject to the terms and conditions hereof, the Financing Agreements shall be amended as follows:

1. The following definitions shall be added to Section 1, Definitions, of the Loan Agreement:

(a) "Eighth Amendment" shall mean Amendment No. 8, dated September 13, 2001, by and among Lender, Borrowers and One Price VI.
(b)  "Second Supplemental Loan Limit" shall mean $4,000,000.00.
(c) "Second Supplemental Loan" shall mean the loan made by the Lender to or for the benefit of the Borrowers pursuant to Section 2.1.2 hereof.
(d)  "Second Supplemental Loan Maturity Date": July 13, 2002.
(e) "Second Supplemental Loan Termination Date" shall mean the earliest of (i) the Second Supplemental Loan Maturity Date, (ii) the date set as the termination date of this Agreement, (iii) the occurrence of an Event of Default described in Sections 10.1(g) or 10.1(h), (iv) the date set by the Lender as the termination date of the Second Supplemental Loan following the occurrence of an Event of Default other than an Event of Default described in Sections 10.1(g) or 10.1(h), or (v) the date on which
     Borrowers repay all Obligations arising in respect of the Second Supplemental Loan.

2. The definition of "Closing Date" in Section 1 of the Loan Agreement shall be restated in its entirety as follows:

                  "Closing Date" shall mean the date on which all the conditions precedent in Section 22 of the Eighth Amendment are satisfied.

3. The definition of "Participant" in Section 1 of the Loan Agreement shall be restated in its entirety as follows:

                  "Participant" shall mean Enhanced Retail Funding, LLC, a Delaware limited liability company, and its successors and assigns.

4. The definition of "Excess Availability" in Section 1 of the Loan Agreement shall be deleted and the following shall be substituted therefor:

                  "1.26 'Excess Availability' shall mean that amount, as determined by the Lender, calculated at any time, equal to:
                  (a) the lesser of (i) the amount of the Revolving Loans available to Borrowers as of such time based on the applicable lending formula under Section 2.1 hereof, as determined by the Lender, and subject to sublimits and Availability Reserves from time to time established by Lender hereunder and (ii) the amount equal to the Inventory Loan Limit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations (excluding the outstanding principal amount of the Second Supplemental Loan), plus (ii) the aggregate amount of all trade payable of the Borrowers which are more than forty-five (45) days past due as of such time and are not the being disputed in good faith by the Borrowers."

5. The definition of "Maximum Credit" in Section 1 of the Loan Agreement shall be deleted and the following substituted therefor:

                  "1.39  'Maximum Credit' shall mean $41,500,000."

6. Section 2.1(a) of the Loan Agreement shall be restated in its entirety as follows:

                  "2.1 Revolving Loans. (a) Revolving Loans. Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to each Borrower from time to time in amounts requested by such Borrower (or by One Price on behalf of One Price PR), up to the amount equal to the sum of: (i) the lesser of: (x) eighty (80%) percent of the Value of the Eligible Inventory of such Borrower, or (y) eighty-five (85%) percent of the Net Recovery Cost Percentage multiplied by the Cost of the Eligible Inventory of such Borrower, minus (ii) any Availability Reserves.

7. Section 2.1(d) is hereby amended to restate the first sentence thereof to read as follows:

         Except in Lender's discretion, the aggregate amount of the Revolving Loans plus the Second Supplemental Loan plus the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, and the aggregate amount of Revolving Loans plus Letter of Credit Accommodations outstanding at any time shall not exceed the Inventory Loan Limit.

8.   The following shall be added as a new Section 2.1.2 to the Loan Agreement:

                  "2.1.2   Second Supplemental Loan.

                           (a) Subject to the terms hereof, the Lender agrees to
                  advance to the Borrowers (or to One Price on behalf of One Price PR) on the Closing Date amounts equal to the Second Supplemental Loan Limit.

                           (b) The proceeds of the Second Supplemental Loan
                  shall be applied to reduce the outstanding principal balance of the Revolving Loans.

                           (c) The Borrowers shall repay the entire unpaid
                  balance of the Second Supplemental Loan on the Second Supplemental Loan Termination Date. The Borrowers may repay the entire principal balance of the Second Supplemental Loan prior to the Second Supplemental Loan Termination Date (subject to Sections 3.4.4 and 12.1.2 hereof). Any amounts prepaid on account of the Second Supplemental Loan cannot be reborrowed by the Borrowers.



9.   The following shall be added as a new Section 3.1.2 to the Loan Agreement.

                 "3.1.2    Interest on the Second Supplemental Loan.

                           (a) The Second Supplemental Loan shall bear interest,
                 until repaid, fixed at fifteen (15%) percent per annum (determined based upon a 360-day year and actual days elapsed), and shall be payable by the Borrowers to the Lender monthly in arrears not later than the first day of each calendar month. Following the occurrence and during the continuance of any Event of Default (and whether or not the Lender exercises its rights and remedies on account thereof), the Second Supplemental Loan shall bear interest, at the rate of eighteen (18%) percent per annum, and such interest shall be payable upon demand. The Lender is authorized to charge interest due pursuant to this Section 3.1.2 as a Revolving Loan without further notice to or request by the Borrowers."

10.  The following shall be added as a new Section 3.4.3 to the Loan Agreement.

                  "3.4.3   Second Supplemental Loan Closing Fee.

                           The Borrowers shall pay to the Lender a Closing Fee
                  in the amount of $120,000.00, which shall be fully earned as of and payable on the Closing Date. The Borrowers shall not be entitled to any credit, rebate, or repayment of the Closing Fee notwithstanding termination of this Agreement."

11. A new Section 3.4.4 shall be added to the Loan Agreement which reads as follows:

                  "3.4.4   Second Supplemental Loan Exit Fee.

                           As compensation for the Lender's commitment
                  hereunder, the Lender shall have earned by its execution of this Agreement, an Exit Fee of $80,000.00, payable upon the Second Supplemental Loan Termination Date. The Exit Fee shall be fully earned as of the date of the execution of the Eighth Amendment. The Borrowers shall not be entitled to any credit, rebate, or repayment of the Exit Fee notwithstanding termination of this Agreement."

12. A new Section 3.4.5 shall be added to the Loan Agreement, to read as follows:

                  "3.4.5   Second Supplemental Loan Monitoring Fee.

                           As compensation for the Lender's agreements
                  hereunder, the Lender shall have earned by its execution of this Agreement, a Second Supplemental Loan Monitoring Fee of $500 per month, payable in arrears on the first day of each month for each month that any portion of the Second Supplemental Loan remains outstanding (and which shall be pro-rated based on a 30-day month and actual days elapsed for any partial month during which any portion of the Second Supplemental Loan remains outstanding). The Second Supplemental Loan Monitoring Fee shall be fully earned as of the date of the execution of the Eighth Amendment. The Borrowers shall not be entitled to any credit, rebate, or repayment of the Second Supplemental Loan Monitoring Fee notwithstanding termination of this Agreement."


13. A new Section 3.4.6 shall be added to the Loan Agreement, to read as follows:

                  "3.4.6   Loan Monitoring Fee.

                           As compensation for the Lender's agreements
                  hereunder, the Lender shall have earned by its execution of this Agreement, an additional Loan Monitoring Fee of $21,000 per month, payable in arrears on the first day of each month for each month that any portion of the Second Supplemental Loan remains outstanding (and which shall be pro-rated based on a 30-day month and actual days elapsed for any partial month during which any portion of the Second Supplemental Loan remains outstanding). The Loan Monitoring Fee shall be fully earned as of the date of the execution of the Eighth Amendment. The Borrowers shall not be entitled to any credit, rebate, or repayment of the Loan Monitoring Fee notwithstanding termination of this Agreement."


14. Section 9.15.1 of the Loan Agreement is hereby restated in its entirety as follows:

                  "9.15.1           Excess Availability.

                           At all times prior to the payment of all Obligations
                  arising in respect of the Second Supplemental Loans, Borrowers shall, for the period commencing from the Closing Date maintain Excess Availability of at least $1,500,000.00."

15.  The reference to "Inventory Loan:" in clause (iii) of the first sentence of
     Section 12.1(c) is hereby deemed a reference to "Inventory Loan Limit."

16. A new Section 12.1.2 shall be added to the Loan Agreement which reads as follows:

                  "12.1.2           Yield Maintenance Fee.

                           Upon the occurrence of the Second Supplemental Loan
                  Termination Date, for any reason, the Borrowers shall pay to the Lender a "Second Supplemental Loan Yield Maintenance Fee" equal to the difference between $550,000 and the combined sum of all interest and fees actually paid to the Lender on account of the Second Supplemental Loan from the Closing Date to the Second Supplemental Loan Termination Date, but in no event shall the Second Supplemental Loan Yield Maintenance Fee be less than zero. The Second Supplemental Loan Yield Maintenance Fee shall be paid as liquidated damages for the loss by the Lender of the benefit of its bargain with respect to the Second Supplemental Loan and not as a penalty. In the event that the Borrower elects to make a partial prepayment of the Second Supplemental Loan, the Borrower shall pay a proportional amount of the Second Supplemental Loan Yield Maintenance Fee equal to (a) (i) a fraction, the numerator of which is equal to the principal amount prepaid and the denominator of which is equal to $4,000,000, times (ii) $550,000 less (b) the sum of (i) interest paid to Lender to date on account of the Second Supplemental Loan, (ii) the Second Supplemental Loan Closing Fee and (iii) the Second Supplemental Loan Exit Fee (but in no event shall such proportional amount of the Second Supplemental Loan Yield Maintenance Fee be less than zero)."



17. The Second Supplemental Loan, and all interest, fees, costs, expenses (including reasonable attorney's fees incurred by the Participant), and other charges which arise from or in connection therewith or are in any way related thereto shall be deemed additional "Obligations" under the terms of the Financing Agreements and be secured by all of the Collateral.

18. At any time prior to the Second Supplemental Loan Maturity Date, the Participant, at the expense of the Borrowers, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken by or on behalf of the Borrowers.

19. The Borrowers, at their own expense, shall cause each location at which Inventory is located to have not less than one (1) physical inventory prior to the Second Supplemental Loan Maturity Date to be undertaken, consistent with current practice, (the scheduling of which shall be subject to the Participant's discretion), conducted by such inventory takers as are satisfactory to the Participant and following such methodology as may be satisfactory to the Participant. The Borrowers shall provide the Participant with a copy of the preliminary result of each such inventory (as well as any other physical inventory undertaken by the Borrowers) within ten (10) days after its completion. The Borrowers shall provide the Participant with a reconciliation of the results of each such inventory (as well as any other physical inventory undertaken by the Borrowers) to the Borrowers' books and records within thirty (30) days following the completion of such inventory. The Participant, in its discretion, following the occurrence of an Event of Default, may cause such additional inventories to be taken as the Participant determines (each at the expense of the Borrowers.

20. The Participant may, in its discretion, conduct commercial finance audits (at the Borrower's expense) of the Borrower's books and records during the period in which the Second Supplemental Loan is outstanding.

21. The Borrowers shall simultaneously deliver to the Participant copies of all financial statements, certificates, reports, notices and other documents (including without limitation collateral reports required by Section 7.1 of the Loan Agreement) when the Borrowers deliver such financial statements, certificates, reports notices and other documents to the Lender. The Borrowers further agree that it shall afford the Participant access to its books, records, premises and the Collateral to the same extent and with such frequency as is afforded to the Lender pursuant to the Loan Agreement. In addition, the Borrowers shall promptly provide the Participant, upon request, such other and additional information concerning the Borrowers, the Collateral, the operation of the Borrowers' business, and the Borrowers' financial condition, including financial reports and statements, as the Participant may from time to time request from the Borrowers.

22. The following shall be conditions precedent to the effectiveness of the Eighth Amendment:

                           (a) Each of the conditions and contained in Sections
                  4.1 and 4.2 of the Loan Agreement are satisfied as of the date hereof and updated to take into account the Second Supplemental Loan. Each of the representations made by or on behalf of the Borrowers in this Agreement or in any other Financing Agreements or in any other report, statement, document or other paper provided by or on behalf of the Borrowers to the Lender or the Participant shall be true and complete as of the date as of which such representation or warranty was made.

                           (b) All Accounts are within stated invoice terms or
                  with terms acceptable to the Participant, in its sole discretion.

                           (c) The Lender and the Participant have entered into
                  a Participation Agreement on such terms and conditions as are acceptable to each in its sole discretion.

                           (d) An opinion of counsel to the Borrower in form and
                  content acceptable to Lender and Participant has been delivered, along with corporate resolutions and charter documents as requested by Lender or Participant.

                           (e) There exists Excess Availability as of the
                  Closing Date of at least $1,500,000.00.

                           (f) All fees due at or immediately after the Closing
                  Date and all costs and expenses incurred by the Lender and the Participant in connection with the establishment of the Second Supplemental Loan contemplated hereby (including the fees and expenses of counsel to the Lender and the Participant) shall have been paid in full.

                           (g) No Event of Default shall then exist.

                           (h) Satisfactory completion of all due diligence by
                  the Participant, and the Participant is satisfied (in its sole discretion) with the results of such due diligence in all respects.

                           (i) Completion of the legal due diligence
                  investigation by counsel to the Lender and the Participant, with results satisfactory to each such counsel, in their sole discretion in all respects.

                           (j) One Price shall have executed and delivered a
                  Warrant Purchase Agreement in favor of the Participant for the purchase of 20,000 shares of One Price, in such form and substance as is acceptable to the Participant in its sole discretion.

                           (k) Borrower shall have delivered an updated
                  financial plan for fiscal year 2001 and the six-month period ending July 31, 2002 reflecting the Second Supplemental Loan, along with a schedule of capital expenditures for fiscal year 2001 and the six-month period ending July 31, 2002.

                           (l) Borrower shall have agreed to use reasonable
                  efforts to deliver to Lender a stock pledge agreement in favor of Lender with respect to its stock in One Price Realty, Inc.

                           (m) The Closing Date shall have occurred on or before
                  September 14, 2001.

23. Borrower confirms and agrees that (a) all representations and warranties contained in the Financing Agreements are on the date hereof true and correct in all material respects and (b) it is unconditionally and jointly and severally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including attorneys' fees and expenses) under the Financing Agreements, and that Borrower has no defenses, counterclaims or setoffs with respect to full, complete and timely payment of all Obligations.

24. The Borrowers confirm that the Financing Agreements remain in full force and effect without amendment or modification of any kind, except for the amendments explicitly set forth herein. The undersigned further confirm that no Event of Default or events which with notice or the passage of time or both would constitute an Event of Default have occurred and are continuing, other than the covenant default waived by Congress herein. The execution and delivery of this Amendment by Lender shall not be construed as a waiver by Lender of any Event of Default under the Financing Agreements. This Amendment shall be deemed to be a Financing Agreement and, together with the other Financing Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

25. This Amendment and the rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted in accordance with
     Section 11.1 or 11.1.1 of the Loan Agreement, as the case may be.

26. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successor, assigns and the Participant.

        Executed under seal on the date set forth above.


ATTEST:                             ONE PRICE CLOTHING STORES, INC.

 /s/ Diane O'Bryant                 By: /s/ C. Burt Duren
----------------------                 ----------------------------------------
  Diane O'Bryant                         Name: C. Burt Duren
----------------------                         --------------------------------
  Assistant Secretary                    Title: Vice President & Treasurer
----------------------                          --------------------------------


                                    ONE PRICE CLOTHING OF PUERTO RICO, INC.

/s/ Diane O'Bryant                  By: /s/ C. Burt Duren
----------------------                 -----------------------------------------
  Diane O'Bryant                         Name: C. Burt Duren
----------------------                         ---------------------------------
  Assistant Secretary                    Title: Vice President & Treasurer
----------------------                          --------------------------------


                                    CONSENTED TO BY:
                                    ONE PRICE CLOTHING US VIRGIN ISLANDS, INC.

 /s/ Diane O'Bryant                 By:  /s/ C. Burt Duren
----------------------                 -----------------------------------------
  Diane O'Bryant                          Name: C. Burt Duren
----------------------                          --------------------------------
  Assistant Secretary                     Title: Vice President & Treasurer
----------------------                           -------------------------------



Accepted on September 13, 2001

CONGRESS FINANCIAL CORPORATION
(SOUTHERN)


By: /s/ Morris P. Holloway
   ---------------------------------
      Name: Morris P. Holloway
            ------------------------
      Title: Senior Vice President
             -----------------------